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                                                                   EXHIBIT 99.1



Miami, Florida, October 7, 1997 -- Continucare Corporation (AMEX:CNU) today announced that it intends, subject to market and other conditions, to issue $50 million of convertible subordinated notes due 2002 in a private offering not required to be registered under the Securities Act of 1933, as amended. It is presently anticipated that the private offering will be completed in October 1997.

Continucare intends to use the net proceeds of the offering for acquisitions, working capital and other general corporate purposes.

The notes (and the shares of common stock issuable upon conversion thereof) will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, The registration requirements of the Securities Act and applicable state securities laws.

This release shall not constitute an offer to sell or the solicitation of an offer to buy the notes (or the common stock issuable upon conversion thereof) to be offered by Continucare in the private placement.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of Continucare to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors which could affect the Continucare's results, reference is made to Continucare's registration statements, reports and other documents filed with the Securities and Exchange Commission.